Exhibit 3.1(b)


                              CONFORMED COPY OF THE
                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                              LIFEMARK INCORPORATED
                                      INTO
                          MANAGED CARE SOLUTIONS, INC.

                               * * * * * * * * * *

   The undersigned corporation

   DOES HEREBY CERTIFY THAT:

   FIRST:   Managed  Care  Solutions,   Inc.  (the  "Company")  is   a  business
corporation of the State of Delaware.

   SECOND: The Company is the owner of all of the outstanding shares of stock of Lifemark Incorporated, which is a business corporation of the State of Delaware ("Subsidiary").

   THIRD:   The Company hereby merges Subsidiary into the Company.

   FOURTH:  Upon  the  effectiveness  of  this  Certificate  of  Ownership   and
Merger, the name of the Company, as the surviving corporation of the merger, shall be changed to Lifemark Corporation.

   FIFTH:   The  following  is  a copy of the  resolutions  adopted  on June 16,
1999 by the Board of Directors of the Company to merge Subsidiary into the Company.

         1. Lifemark Incorporated, a Delaware corporation and wholly owned subsidiary of the Company ("Subsidiary"), shall be merged into the
      Company,  and   all  of  the  property,  rights,  privileges,  powers  and franchises of Subsidiary, shall be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by Subsidiary in its name.

         2. The Company shall assume all of the obligations of Subsidiary.

         3. The Company shall cause to be executed, filed, and recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Subsidiary and the Company and in any other appropriate jurisdiction which in their judgment may be necessary, proper or advisable in order to effectuate the merger of Subsidiary into the Company.

         4. Upon the effectiveness of the merger of Subsidiary into the Company, the name of the Company, as the surviving corporation of the merger, shall be changed to Lifemark Corporation."

   SIXTH: The effective time and date of this Certificate of Ownership and Merger shall be 8:30 A.M., July 12, 1999, and the merger provided for herein shall be effective as of that time and date.

   SIGNED AND ATTESTED on June 16, 1999


ATTEST:                                   MANAGED CARE SOLUTIONS, INC.,
                                          A DELAWARE CORPORATION

/S/  MICHAEL J. KENNEDY                   By    /S/  MICHAEL D.HERNANDEZ
---------------------------------         ----------------------------------
Michael J. Kennedy                        Michael D. Hernandez
Assistant Secretary                       Its Chairman and Chief Executive
                                          Officer
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